Exhibit 99.1

Selective Reports Third Quarter 2024 Results

Net Income of $1.47 per Diluted Common Share and Non-GAAP Operating Income1 of $1.40 per
Diluted Common Share; Return on Common Equity ("ROE") of 12.6% and Non-GAAP Operating ROE1 of 12.1%

Quarterly Dividend Increased 9% to $0.38 per Common Share

In the third quarter of 2024:

•Net premiums written ("NPW") increased 9% from the third quarter of 2023;
•The GAAP combined ratio was 99.5%, compared to 96.8% in the third quarter of 2023;
•Net catastrophe losses increased the GAAP combined ratio by 13.4 points, compared to 6.6 points in the third quarter of 2023;
•Commercial Lines renewal pure price increases averaged 9.1%, up 2.0 points from 7.1% in the third quarter of 2023;
•After-tax net investment income was $93 million, up 16% from the third quarter of 2023;
•Book value per common share was $48.82, up 9% from last quarter; and
•Adjusted book value per common share¹ was $50.80, up 2% from last quarter.

Branchville, NJ - October 21, 2024 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the third quarter ended September 30, 2024, with net income per diluted common share of $1.47 and non-GAAP operating income1 per diluted common share of $1.40. Return on common equity was 12.6% and non-GAAP operating ROE1 was 12.1%.

NPW increased 9% from a year ago driven by accelerating renewal pure price increases and stable Standard Commercial Lines retention. The investments segment generated 13.1 points of annualized ROE in the quarter, as after-tax net investment income was $93 million, up 16% from a year ago.

For the quarter, Selective reported a combined ratio of 99.5% with no net prior year casualty reserve development. Elevated catastrophe losses of $149 million increased the combined ratio by 13.4 points, up from 6.6 points a year ago. Losses resulted from 19 named storms in the quarter, with Hurricane Helene estimated at $85 million of pre-tax losses.

“The continued frequency and severity of storms in the third quarter, including the devastation from Hurricane Helene, underscore our unwavering commitment to our customers, agency partners, and communities. During these challenging times for those impacted by the storms, I thank my colleagues for continuing to deliver superior claims service and supporting customers and claimants,” said John J. Marchioni, Chairman, President and Chief Executive Officer.

“We maintain a disciplined approach to pricing and underwriting our business. Loss trends remain elevated and uncertain, but we continue to be prudent and vigilant in addressing them. In the quarter, renewal pure price increased 10.5%. In Standard Commercial Lines, renewal pure price accelerated to 9.1%. For General Liability, the line most impacted by loss emergence in previous quarters, renewal pure price was 10.2%, up from 7.6% in the second quarter. Importantly, retention was stable in Standard Commercial Lines at 86%.”

“Our primary goal is to consistently achieve our 95% combined ratio target. Although catastrophe losses impacted the quarter, our underlying performance was excellent, reflecting our underwriting and pricing actions and disciplined expense management. We added Nevada, Oregon, and Washington to our Standard Commercial Lines footprint in early October, now covering 35 states. With our strong capital position, financial flexibility, and strategic execution, we are well positioned to face the uncertainty in the external environment,” concluded Mr. Marchioni.

Operating Highlights

Consolidated Financial Results	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ and shares in millions, except per share data	2024		2023			2024		2023
Net premiums written	$1,157.6		1,058.3	9%		$3,540.4		3,143.0	13%
Net premiums earned	1,112.2		981.9	13		3,243.4		2,826.4	15
Net investment income earned	117.8		100.9	17		334.3		290.1	15
Net realized and unrealized gains (losses), pre-tax	5.4		(6.9)	(178)		5.1		(9.0)	(156)
Total revenues	1,244.3		1,081.1	15		3,605.3		3,121.4	16
Net underwriting income (loss), after-tax	4.1		25.0	(83)		(118.0)		54.7	(316)
Net investment income, after-tax	93.4		80.2	16		265.3		231.1	15
Net income (loss) available to common stockholders	90.0		86.9	4		104.6		233.5	(55)
Non-GAAP operating income (loss)[1]	85.7		92.3	(7)		100.6		240.6	(58)
Combined ratio	99.5%		96.8	2.7	pts	104.6%		97.5	7.1	pts
Loss and loss expense ratio	68.8		65.8	3.0		73.8		65.7	8.1
Underwriting expense ratio	30.6		30.9	(0.3)		30.6		31.6	(1.0)
Dividends to policyholders ratio	0.1		0.1	—		0.2		0.2	—
Net catastrophe losses	13.4	pts	6.6	6.8		9.1	pts	7.8	1.3
Non-catastrophe property losses and loss expenses	13.2		17.6	(4.4)		15.5		16.9	(1.4)
(Favorable) unfavorable prior year reserve development on casualty lines	—		—	—		6.5		(0.6)	7.1
Net income (loss) available to common stockholders per diluted common share	$1.47		1.42	4%		$1.71		3.83	(55)%
Non-GAAP operating income (loss) per diluted common share[1]	1.40		1.51	(7)		1.64		3.95	(58)
Weighted average diluted common shares	61.3		61.0	—		61.3		60.9	1
Book value per common share	$48.82		40.35	21		$48.82		40.35	21
Adjusted book value per common share[1]	50.80		48.54	5		50.80		48.54	5

Overall Insurance Operations

For the third quarter, overall NPW increased 9%, or $99 million, from a year ago. Average renewal pure price increased 10.5%, up 3.5 points from a year ago. Selective's 99.5% combined ratio was 2.7 points higher than a year ago, as elevated catastrophe losses were partially offset by lower non-catastrophe property losses and a lower expense ratio. There was no net unfavorable prior year casualty reserve development in either period. The combined ratio excluding net catastrophe losses and prior year casualty reserve development was 86.1%, 4.1 points lower than a year ago.

Overall, our insurance segments increased ROE by 0.6 points in the third quarter of 2024.

Standard Commercial Lines Segment

For the third quarter, Standard Commercial Lines premiums (representing 78% of total NPW) grew 8% from a year ago. The premium growth reflected average renewal pure price increases of 9.1% and stable retention of 86%. The third quarter combined ratio was 99.2%, up 4.5 points from a year ago, primarily due to catastrophe losses.

There was no net prior year casualty reserve development in the quarter, compared to $3.0 million, or 0.4 points, of favorable development a year ago.

The following table shows the variances in key quarter-to-date and year-to date measures:

Standard Commercial Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2024		2023			2024		2023
Net premiums written	$903.9		833.6	8%		$2,798.7		2,517.0	11%
Net premiums earned	875.4		785.3	11		2,563.0		2,279.7	12
Combined ratio	99.2%		94.7	4.5	pts	105.6%		95.5	10.1	pts
Loss and loss expense ratio	67.6		62.8	4.8		74.0		63.0	11.0
Underwriting expense ratio	31.4		31.7	(0.3)		31.4		32.3	(0.9)
Dividends to policyholders ratio	0.2		0.2	—		0.2		0.2	—
Net catastrophe losses	11.5	pts	4.7	6.8		7.4	pts	5.9	1.5
Non-catastrophe property losses and loss expenses	11.0		15.6	(4.6)		13.1		14.9	(1.8)
(Favorable) unfavorable prior year reserve development on casualty lines	—		(0.4)	0.4		8.2		(0.9)	9.1

Standard Personal Lines Segment

For the third quarter, Standard Personal Lines premiums (representing 10% of total NPW) decreased 2% from a year ago with renewal pure price of 22.8% and higher average policy sizes. Retention was 75%, down 13 points from a year ago, and new business decreased 49% due to deliberate profit improvement actions. Despite elevated catastrophe losses, the third quarter 2024 combined ratio decreased by 5.3 points from a year ago to 122.1%. There was no prior year casualty reserve development in the quarter, compared to $3 million in unfavorable prior year casualty reserve development in personal auto a year ago. Flood claims handling fees from the National Flood Insurance Program's Write Your Own program, primarily related to Hurricane Helene, reduced the loss and loss expense ratio by 4.3 points in the quarter, up from 1.2 points in the prior-year period.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Standard Personal Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2024		2023			2024		2023
Net premiums written	$111.0		113.2	(2)%		$327.1		307.5	6%
Net premiums earned	107.5		95.2	13		317.8		264.2	20
Combined ratio	122.1%		127.4	(5.3)	pts	115.2%		123.6	(8.4)	pts
Loss and loss expense ratio	98.7		104.5	(5.8)		91.8		98.7	(6.9)
Underwriting expense ratio	23.4		22.9	0.5		23.4		24.9	(1.5)
Net catastrophe losses	38.8	pts	25.6	13.2		24.8	pts	22.8	2.0
Non-catastrophe property losses and loss expenses	35.3		44.7	(9.4)		39.4		43.2	(3.8)
Unfavorable prior year reserve development on casualty lines	—		3.2	(3.2)		—		3.4	(3.4)

Excess and Surplus Lines Segment

For the third quarter, Excess and Surplus Lines premiums (representing 12% of total NPW) increased 28% compared to the prior-year period, driven by new business growth of 43% and average renewal pure price increases of 8.0%. The third quarter 2024 combined ratio was 83.2%, down 0.7 points compared to a year ago.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Excess and Surplus Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2024		2023			2024		2023
Net premiums written	$142.7		111.6	28%		$414.5		318.4	30%
Net premiums earned	129.3		101.4	28		362.6		282.5	28
Combined ratio	83.2%		83.9	(0.7)	pts	88.4%		89.7	(1.3)	pts
Loss and loss expense ratio	52.5		51.9	0.6		57.5		57.4	0.1
Underwriting expense ratio	30.7		32.0	(1.3)		30.9		32.3	(1.4)
Net catastrophe losses	5.2	pts	3.5	1.7		7.1	pts	9.0	(1.9)
Non-catastrophe property losses and loss expenses	10.0		7.4	2.6		11.8		8.7	3.1
(Favorable) prior year reserve development on casualty lines	—		—	—		—		(1.8)	1.8

Investments Segment

For the third quarter, after-tax net investment income of $93 million was up 16% from a year ago. The after-tax income yield averaged 4.0% for the overall and fixed income securities portfolios. With this and invested assets per dollar of common stockholders' equity of $3.25 as of September 30, 2024, the Investments segment generated 13.1 points of non-GAAP operating ROE.

Investments Segment	Quarter ended September 30,		Change		Year-to-Date September 30,		Change
$ in millions, except per share data	2024	2023			2024	2023
Net investment income earned, after-tax	$93.4	80.2	16%		$265.3	231.1	15%
Net investment income per common share	1.52	1.31	16		4.33	3.79	14
Effective tax rate	20.7%	20.5	0.2	pts	20.6%	20.3	0.3	pts
Average yields:
Portfolio:
Pre-tax	5.0	4.9	0.1		4.9	4.8	0.1
After-tax	4.0	3.9	0.1		3.9	3.8	0.1
Fixed income securities:
Pre-tax	5.0%	5.1	(0.1)	pts	4.9%	5.0	(0.1)	pts
After-tax	4.0	4.1	(0.1)		3.9	4.0	(0.1)
Annualized ROE contribution	13.1	13.1	—		12.6	12.7	(0.1)

Balance Sheet

$ in millions, except per share data	September 30, 2024	December 31, 2023	Change
Total assets	$13,473.1	11,802.5	14%
Total investments	9,635.3	8,693.7	11
Long-term debt	508.2	503.9	1
Stockholders’ equity	3,167.8	2,954.4	7
Common stockholders' equity	2,967.8	2,754.4	8
Invested assets per dollar of common stockholders’ equity	3.25	3.16	3
Net premiums written to policyholders' surplus	1.63	1.51	8
Book value per common share	48.82	45.42	7
Adjusted book value per common share[1]	50.80	50.03	2
Debt to total capitalization	13.8%	14.6%	(0.8)	pts

Book value per common share increased by $3.40, or 7%, during the first nine months of 2024. The increase was primarily attributable to a $2.61 decrease in after-tax net unrealized losses on our fixed income securities portfolio and $1.71 of net income per diluted common share, partially offset by $1.05 in common stockholder dividends. The decrease in after-tax net unrealized losses on our fixed income securities portfolio was primarily related to lower interest rates. During the third quarter of 2024, the Company repurchased 103,000 shares of common stock at an average price of $84.34 for $8.7 million. Capacity under the existing repurchase authorization was $75.5 million as of September 30, 2024.

Selective's Board of Directors declared:

•    A 9% increase in the quarterly cash dividend on common stock to $0.38 per common share that is payable December 2, 2024, to holders of record on November 15, 2024; and
•    A quarterly cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depositary share) payable on December 16, 2024, to holders of record as of December 2, 2024.

Guidance
For 2024, we increased our expected GAAP combined ratio to 102.5%. The change reflects the third quarter's elevated catastrophe losses, partially offset by better-than-expected non-catastrophe property losses. Full-year expectations are as follows:

•A GAAP combined ratio of 102.5%, up 1 point from our prior guidance of 101.5%. Our combined ratio estimate includes net catastrophe losses of 7.5 points, up from prior guidance of 5.5 points. Although too early to provide a specific estimate, we expect losses from Hurricane Milton, which made landfall on October 9, 2024, to be immaterial.

Our combined ratio estimate assumes no additional prior year casualty reserve development;
•After-tax net investment income of $360 million that includes $32 million from alternative investments;
•An overall effective tax rate of approximately 21.0%, which assumes an effective tax rate of 20.5% for net investment income and 21% for all other items; and
•Weighted average shares of 61.5 million on a fully diluted basis.

The supplemental investor package, with financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com.

Selective’s quarterly analyst conference call will be simulcast at 8:30 AM ET, on Tuesday, October 22, 2024, on www.Selective.com. The webcast will be available for rebroadcast until the close of business on November 21, 2024.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in Forbes Best Midsize Employers in 2024 and certification as a Great Place to Work® in 2024 for the fifth consecutive year. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss) and Certain Other Non-GAAP Measures
Non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, and non-GAAP operating return on common equity differ from net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income (loss). Adjusted book value per common share differs from book value per common share by excluding total after-tax unrealized gains and losses on investments included in accumulated other comprehensive income (loss). These non-GAAP measures are used as important financial measures by management, analysts, and investors, because the timing of realized and unrealized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended to be a substitute for net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss)

$ in millions	Quarter ended September 30,		Year-to-Date September 30,
	2024	2023	2024	2023
Net income (loss) available to common stockholders	$90.0	86.9	104.6	233.5
Net realized and unrealized investment (gains) losses included in net income, before tax	(5.4)	6.9	(5.1)	9.0
Tax on reconciling items	1.1	(1.4)	1.1	(1.9)
Non-GAAP operating income (loss)	$85.7	92.3	100.6	240.6

Reconciliation of Net Income (Loss) Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income (Loss) per Diluted Common Share

	Quarter ended September 30,		Year-to-Date September 30,
	2024	2023	2024	2023
Net income (loss) available to common stockholders per diluted common share	$1.47	1.42	1.71	3.83
Net realized and unrealized investment (gains) losses included in net income, before tax	(0.09)	0.11	(0.08)	0.15
Tax on reconciling items	0.02	(0.02)	0.01	(0.03)
Non-GAAP operating income (loss) per diluted common share	$1.40	1.51	1.64	3.95

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter ended September 30,		Year-to-Date September 30,
	2024	2023	2024	2023
Return on Common Equity	12.6%	14.1	5.0	12.8
Net realized and unrealized investment (gains) losses included in net income, before tax	(0.8)	1.1	(0.2)	0.5
Tax on reconciling items	0.3	(0.2)	—	(0.1)
Non-GAAP Operating Return on Common Equity	12.1%	15.0	4.8	13.2

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter ended September 30,		Year-to-Date September 30,
	2024	2023	2024	2023
Book value per common share	$48.82	40.35	48.82	40.35
Total unrealized investment (gains) losses included in accumulated other comprehensive (loss) income, before tax	2.50	10.38	2.50	10.38
Tax on reconciling items	(0.52)	(2.19)	(0.52)	(2.19)
Adjusted book value per common share	$50.80	48.54	50.80	48.54

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “attribute,” “confident,” “strong,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions; we cannot guarantee or assure that such expectations will prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt, public equity, or private investment markets that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;
•The adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events that may be impacted by climate change, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, political, or judicial conditions or actions, including social inflation;
•The significant geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Related to COVID-19, we have successfully defended against payment of COVID-19-related business interruption losses based on our policies' terms, conditions, and exclusions. However, should the highest courts determine otherwise, our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted.
•Ongoing wars and conflicts impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, which influences insurance loss costs, premiums, and investment valuations;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Investor Contact: Brad B. Wilson 973-948-1283 Brad.Wilson@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com